EXHIBIT 99.1
WESTERN MIDSTREAM ANNOUNCES DELAWARE BASIN NATURAL-GAS CONTRACT AMENDMENTS IN EXCHANGE FOR COMMON UNITS
AND ANNOUNCES INTERVIEW WITH CEO, OSCAR BROWN, AND CFO, KRISTEN SHULTS, DISCUSSING THESE TRANSACTIONS

HOUSTON—(PR NEWSWIRE)—January 20, 2026 – Western Midstream Partners, LP (NYSE: WES) (“WES”) announced today that it has renegotiated natural-gas gathering and processing contracts in the Delaware Basin with a subsidiary of Occidental Petroleum Corporation (“Occidental”), replacing the legacy cost-of-service structure of the gathering contract with a simplified, fixed-fee structure, which will continue to be supported by an acreage dedication. Additionally, WES entered into new agreements with ConocoPhillips to deliver natural-gas volumes to WES under a new dedication arrangement for existing volumes on WES’s system. The ConocoPhillips agreement together with the Occidental amendments reset Delaware Basin natural-gas fees, in exchange for WES common units from Occidental, enhancing drilling economics and encouraging the development of acreage supported by WES’s natural-gas, crude-oil, and produced-water systems. The Occidental amendments and unit exchange were reviewed and approved by WES’s Special Committee, consisting entirely of independent members of the Board of Directors of WES’s general partner, as well as, and based upon the recommendation of the Special Committee, by the full Board of Directors.
TRANSACTION HIGHLIGHTS
•WES and Occidental have amended their existing Delaware Basin natural-gas gathering contract, previously the most significant cost-of-service agreement between the parties, effectuating an earlier transition to a fixed-fee structure than previously provided for under that agreement, aligning interests and further positioning WES as a standalone midstream enterprise.
•Following this amendment, approximately 9-percent of WES’s total revenue will remain subject to cost-of-service rates, with approximately 1-percent of total revenue subject to cost-of-service rates expiring in the late 2020s. The remaining cost-of-service rate provisions extend into the mid-to-late 2030s and include provisions to convert to fixed-fee structures at that time. All significant fixed-fee contracts with Occidental, including the contracts being amended, are effective through the mid-to-late 2030s.
•The amended Delaware Basin natural-gas gathering contract with Occidental provides volumetric protection via substantial minimum volume commitments (“MVCs”) through the original cost-of-service term, and from that point forward, the existing acreage dedication and fixed-fee structure continues through the duration of the contract. Additionally, the Delaware Basin natural-gas processing contract continues to provide volumetric protection via MVCs through 2035. The amendment to the Occidental Delaware Basin natural-gas gathering agreement includes a fixed-fee structure that will further enhance the economics and attractiveness of these top-tier properties in Occidental’s portfolio.
•Additionally, WES has entered into a new natural-gas gathering and processing agreement with ConocoPhillips related to a portion of ConocoPhillips’ Delaware Basin natural-gas production, further diversifying WES’s revenues by reducing total related-party revenue by more than 10-percent. The contract with ConocoPhillips is also fixed-fee, includes an acreage dedication, and has a tenor through the early 2030s.
•In consideration for these transactions, Occidental will transfer to WES 15.3 million WES common units currently owned by Occidental, representing approximately $610 million of limited partnership interests. This transfer was structured on terms intended to represent a value-neutral exchange for the economic concessions reflected in the agreements and corresponding decrease in WES’s operating cash flow over time. As a result of the redemption and cancellation of common units, Occidental’s ownership of WES will decrease from approximately 42-percent to approximately 40-percent(2).
•Over the remaining term of the amended Occidental Delaware Basin natural-gas gathering agreement, WES expects that the cumulative reduction in operating cash flows from these transactions will largely be offset by the cumulative distribution savings in financing cash flows as the result of the common unit redemption.
•The value of the common units transferred will be added to the existing contract liability associated with the Occidental Delaware Basin natural-gas gathering agreement of approximately $560 million. The aggregate contract liability balance will be recognized to revenue, averaging approximately $165 million a year through 2032, the original term of the agreement. Of the $165 million, approximately $90 million relates to the reset of Delaware Basin natural-gas gathering fees executed in exchange for common units, while $75 million relates to previously established fixed-fee provisions under the Occidental Delaware Basin natural-gas gathering agreement.
•Based upon our most recent forecasts and including recognition of revenue associated with the contract liability, the conversion to a fixed-fee structure is not expected to reduce Adjusted EBITDA(1) through 2027; after that time and until 2032, the conversion will have a minimal impact to Adjusted EBITDA.
•Beginning in 2026, operating cash flows will reflect only the new fixed-fee rates, but revenues and Adjusted EBITDA(1) will also include the recognition of revenue associated with the contract liability through 2032. Beginning in 2033, both Adjusted EBITDA(1) and operating cash flows associated with the natural-gas gathering contracts will include only the fixed-fee rates.
•Beginning in 2026 and thereafter, ongoing distribution savings from the common unit redemption, together with cost reduction initiatives which were launched in 2025 and are partially reflected in WES’s 2025 results, are expected to fully offset the reduction in Free Cash Flow(1) after distributions resulting from these transactions and the transition to a fixed-fee structure.
•Taking into account WES’s acquisition of Aris Water Solutions, and anticipated 2026 growth-oriented capital program of approximately $1.1 billion, WES still expects to maintain net leverage at or near 3.0x Adjusted EBITDA(1) in 2026.
•The new contract terms with Occidental will be effective as of January 1, 2026, the new contract terms with ConocoPhillips will be effective as of February 1, 2026, and the common units will be redeemed on February 3, 2026.
MANAGEMENT COMMENTARY
Oscar K. Brown, President and Chief Executive Officer of WES commented, “These changes represent a significant step in WES’s continuing evolution after becoming a standalone midstream enterprise. The cost-of-service model was instrumental in safeguarding cash flows during our substantial investment in building WES’s Delaware Basin gathering system. As the basin has matured, transitioning to a simplified, fixed-fee structure is both logical and timely. This evolution strengthens alignment with our largest producer, further diversifies our customer base, enhances transparency, and reinforces our ability to deliver enduring value for our stakeholders.”
“The revised natural-gas gathering terms in exchange for common units is a highly strategic transaction for WES, realigning our equity capital structure to accommodate changes that we believe provide long-term strategic benefits to WES. Additionally, redeeming the units received from Occidental enhances Adjusted EBITDA per unit, creating value for all unitholders, while still maintaining the public float. Even as we undertake a robust capital program in 2026 and integrate Aris, we expect to maintain net leverage at or near 3.0x, demonstrating our commitment to disciplined capital allocation and financial flexibility.”
“As the gathering contract amendment addresses our most material cost-of-service rate structure, we believe it provides investors with greater clarity and confidence in WES’s long-term earnings potential. Our diversified asset base and strong balance sheet positions us to continue capturing new growth opportunities and delivering sustainable, industry-leading returns for our stakeholders.”
FIRESIDE CHAT
Concurrent with this release, WES has made available on its website a fireside chat with Mr. Brown and Kristen Shults, Senior Vice President and Chief Financial Officer, discussing these transactions.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a master limited partnership formed to develop, acquire, own, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, and Wyoming, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering, transporting, recycling, treating, and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells residue, natural-gas liquids, and condensate on behalf of itself and its customers under certain gas processing contracts. A substantial majority of WES’s cash flows are protected from direct exposure to commodity price volatility through fee-based contracts.
For more information about WES, please visit www.westernmidstream.com.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY STATEMENTS
This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
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(1)This release discusses forward-looking non-GAAP measures such as Adjusted EBITDA and Free Cash Flow. A reconciliation of Adjusted EBITDA to net cash provided by operating activities and net income (loss), and a reconciliation of Free Cash Flow to net cash provided by operating activities, is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time. These items, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these items could significantly impact such financial measures. At this time, WES is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, WES is not able to provide a corresponding forward-looking GAAP equivalent for the Adjusted EBITDA or Free Cash Flow measures described herein.
(2)As of January 15, 2026, there were 417,219,582 WES common and GP units outstanding of which Occidental owned 174,742,219, including 165,681,578 WES common units and 9,060,641 GP units, for total ownership of 42%. After the unit redemption described above, Occidental will own 150,374,175 WES common units and 9,060,641 WES GP units, resulting in total WES ownership of 40%.

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Source: Western Midstream Partners, LP

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866-512-3523

Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866-512-3523
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